Exhibit (h)(ii)(f)
AMENDMENT TO EXHIBIT A
The undersigned hereby certifies that he is an authorized signer of the Direxion Shares ETF Trust (the “Trust”) and that the following funds are included under the Fund Administration and Accounting Agreement dated September 25, 2008, by and between the Trust and the Bank of New York Mellon.
Direxion Daily Total Market Bull 3X Shares
Direxion Daily Total Market Bear 3X Shares
Direxion Daily Large Cap Bull 3X Shares
Direxion Daily Large Cap Bear 3X Shares
Direxion Daily Mid Cap Bull 3X Shares
Direxion Daily Mid Cap Bear 3X Shares
Direxion Daily Small Cap Bull 3X Shares
Direxion Daily Small Cap Bear 3X Shares
Direxion Daily Developed Markets Bull 3X Shares
Direxion Daily Developed Markets Bear 3X Shares
Direxion Daily Emerging Markets Bull 3X Shares
Direxion Daily Emerging Markets Bear 3X Shares
Direxion Daily BRIC Bull 2X Shares
Direxion Daily BRIC Bear 2X Shares
Direxion Daily China Bull 3X Shares
Direxion Daily China Bear 3X Shares
Direxion Daily India Bull 2X Shares
Direxion Daily India Bear 2X Shares
Direxion Daily Latin America Bull 3X Shares
Direxion Daily Latin America Bear 3X Shares
Direxion Daily Clean Energy Bull 3X Shares
Direxion Daily Clean Energy Bear 3X Shares
Direxion Daily Energy Bull 3X Shares
Direxion Daily Energy Bear 3X Shares
Direxion Daily Financial Bull 3X Shares
Direxion Daily Financial Bear 3X Shares
Direxion Daily Technology Bull 3X Shares
Direxion Daily Technology Bear 3X Shares
Direxion Daily Real Estate Bull 3X Shares
Direxion Daily Real Estate Bear 3X Shares
Direxion Daily Homebuilders Bull 3X Shares
Direxion Daily Homebuilders Bear 3X Shares
Direxion Daily 7-10 Year Treasury Bull 3X Shares
Direxion Daily 7-10 Year Treasury Bear 3X Shares
Direxion Daily 20+ Year Treasury Bull 3X Shares
Direxion Daily 20+ Year Treasury Bear 3X Shares
Direxion Daily Dollar Bull 3X Shares
Direxion Daily Dollar Bear 3X Shares
Direxion Daily Healthcare Bull 3X Shares
Direxion Daily Healthcare Bear 3X Shares
Direxion Daily Retail Bull 2X Shares
Direxion Daily Retail Bear 2X Shares
Direxion Daily Semiconductor Bull 3X Shares
Direxion Daily Semiconductor Bear 3X Shares

Direxion Daily Gold Miners Bull 2X Shares
Direxion Daily Gold Miners Bear 2X Shares
Direxion Daily Natural Gas Related Bull 2X Shares
Direxion Daily Natural Gas Related Bear 2X Shares
Direxion Daily Canada Bull 3X Shares
Direxion Daily Canada Bear 3X Shares
Direxion Daily Russia Bull 3X Shares
Direxion Daily Russia Bear 3X Shares
Direxion Daily Agribusiness Bull 3X Shares
Direxion Daily Agribusiness Bear 3X Shares
Direxion Auto Shares
Direxion Airline Shares
Direxion Daily 7-10 Year Treasury Bear 1X Shares
Direxion Daily 20+ Year Treasury Bear 1X Shares
Direxion NASDAQ-100® Equal Weighted Index Shares
Direxion Daily Total Bond Market Bear 1X Shares
Direxion Daily Basic Materials Bull 3X Shares
Direxion Daily Basic Materials Bear 3X Shares
Direxion Daily Commodity Related Bull 3X Shares
Direxion Daily Commodity Related Bear 3X Shares
Direxion Daily South Korea Bull 3X Shares
Direxion Daily South Korea Bear 3X Shares
Direxion Daily Total Market Bear 1X Shares
Direxion Nasdaq Volatility Response Shares
IndiaShares Fixed Income Shares
IndiaShares Mid & Small Cap Shares
IndiaShares Consumer Shares
IndiaShares Energy & Utility Shares
IndiaShares Financial Shares
IndiaShares Industrial Shares
IndiaShares Infrastructure Shares
IndiaShares Materials Shares
IndiaShares Technology & Telecommunication Shares

DIREXION SHARES ETF TRUST

By:

Name:

THE BANK OF NEW YORK MELLON

By:

Name:

Date: August ____, 2011